UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

VALOR COMMUNICATIONS GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32422 (Commission File Number) 201 E. John Carpenter Freeway, Suite 200, Irving, Texas (Address of Principal Executive Offices)	20-0792300 (IRS Employer Identification No.) 75062 (Zip Code)

(972) 373-1000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry Into a Material Definitive Agreement.

Effective March 29, 2005, Valor Telecommunications of Texas L.P. d/b/a Valor Telecom, a wholly owned subsidiary of Valor Communications Group, Inc. (the “Company”), and AT&T Corp. (“AT&T”) entered into the Amended and Restated AT&T Master Carrier Agreement (the “Agreement”). The Agreement replaced the Master Carrier Agreement between the Company and AT&T previously executed in July, 2002. This Agreement extends the term of the original agreement to March 30, 2006. The Company may extend the term of 12 months on prior notice to AT&T. There is a 12 month ramp down period following the end of the term, during which Valor may not submit new service orders under the Agreement, but the rates and charges under the Agreement remain fixed with respect to services ordered by Valor during the term. Under the Agreement, AT&T will provide the Company with private line services, local channel services, international data satellite services and frame relay services. The rates charged by AT&T to the Company for these services vary depending on the type and volume of services used, subject to a minimum amount per month the Company is required to purchase. The Company’s aggregate minimum purchase obligation under the Agreement is not material to the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2005	VALOR COMMUNICATIONS GROUP, INC.

	By:	/s/ William M. Ojile, Jr.

William M. Ojile, Jr. Senior Vice President, Chief Legal Officer and Secretary